UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

_______________________

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: March 19, 2012

TIFFANY & CO.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9494 (Commission File Number)	13-3228013 (I.R.S. Employer Identification No.)

727 Fifth Avenue, New York, New York (Address of principal executive offices)	10022 (Zip Code)

Registrant's telephone number, including area code:  (212) 755-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      Other Events.

Registrant makes various grants and awards of cash, stock and stock units, and provides various benefits, to its executive officers and other management employees pursuant to its 2005 Employee Incentive Plan and pursuant to various retirement plans, formal agreements and informal agreements.  As part of its annual review of compensation, the Compensation Committee of Registrant's Board of Directors made various changes and approved new terms.  Forms of awards, terms and agreements subject to such changes made are attached as exhibits hereto and are incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(c)	Exhibits

10.139d	Form of Fiscal 2012 Cash Incentive Award Agreement for certain Executive Officers adopted on March 14, 2012 under Registrant’s 2005 Employee Incentive Plan as Amended and Adopted as of May 18, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIFFANY & CO.

BY:	/s/ Patrick B. Dorsey
Patrick B. Dorsey
Senior Vice President, Secretary and
General Counsel

Date:  March 19, 2012

EXHIBIT INDEX

Exhibit No.                      Description

10.139d	Form of Fiscal 2012 Cash Incentive Award Agreement for certain Executive Officers adopted on March 14, 2012 under Registrant’s 2005 Employee Incentive Plan as Amended and Adopted as of May 18, 2006.